Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of the General Dynamics Corporation Hourly Employees Savings and Stock Investment Plan (the Plan) on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Henry C. Eickelberg, Staff Vice President—Benefit Programs, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1)	the Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

GENERAL DYNAMICS CORPORATION As Plan Administrator of the General Dynamics Corporation Hourly Employees Savings and Stock Investment Plan

/s/ Henry C. Eickelberg Henry C. Eickelberg Staff Vice President—Benefit Programs

June 27, 2003

     A signed original of this written statement required by Section 906 has been provided to General Dynamics Corporation (the Company) and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.